UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 31, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the recent changes to the composition of the board of directors of Navidea Biopharmaceuticals, Inc. (the “Company”) which were previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2016, the board established a standing Executive Committee consisting of Drs. Anthony S. Fiorino, Michael M. Goldberg, Mark I. Greene, and Eric K. Rowinsky. Dr. Michael Goldberg was appointed as the new Chairman of the Board.

On March 31, 2016, Anton Gueth resigned as a director. Mr. Gueth’s resignation was a result of his disagreement with the recent changes in the governing structure of the Company. A copy of Mr. Gueth’s resignation letter, in the form of an e-mail, is filed as Exhibit 17.1 to this Current Report. The Company has provided Mr. Gueth with a copy of the foregoing disclosure and has provided him with the opportunity to furnish the Company with a letter stating whether he agrees with the statements made by the Company in response to this item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

17.1	Letter from Anton Gueth, dated as of March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: April 6, 2016	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer

Exhibit Index Exhibit
Number	Exhibit Description

17.1	Letter from Anton Gueth, dated as of March 31, 2016.